POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that Masayoshi Son and SOFTBANK Corporation (each a "Grantor") have made, constituted and appointed, and by these presents does make, constitute and appoint, each of Ronald D. Fisher and Stephen Grant (each an "Attorney"), the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in Grantor's name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

         1. To sign on behalf of the Grantor statements on Schedule 13D or 13G, or amendment thereto pursuant to Section 13(d) under the Securities Exchange Act of 1934.

         2. To do all such other acts and things as, in such Attorney's discretion, he deems appropriate or desirable for the purpose of filing such statements on Schedule 13D or 13G, or amendment thereto.

         3. To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney(s) by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

         The Grantor hereby ratifies and confirms all that said agents and attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         The words Grantor and Attorney shall include all grantors and attorneys under this Power of Attorney.

         IN WITNESS WHEREOF, the Grantor duly assents to this Power of Attorney by his signature as of the 17th day of February 1998.


                                    Masayoshi Son

                                        /s/ Masayoshi Son
                                    -----------------------------------------
                                       Masayoshi Son

                                    SOFTBANK Corporation

                                        /s/ Masayoshi Son
                                    -----------------------------------------
                                       Masayoshi Son, President and CEO